Exhibit 4.10
Execution Copy
AMENDMENT AND WAIVER
          AMENDMENT AND WAIVER, dated as of November 7, 2008 (this “Amendment”), to the Credit Agreement, dated as of June 16, 2006 (the “Credit Agreement”) among Libbey Glass Inc. and Libbey Europe B.V., each as a Borrower and together, the Borrowers, Libbey Inc., as a Loan Guarantor, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent with respect to the US Loans, J.P. Morgan Europe Limited, as Administrative Agent with respect to the Netherlands Loans, Bank of America, N.A. (f/k/a LaSalle Bank Midwest National Association), as Syndication Agent, Wells Fargo Foothill, LLC and Fifth Third Bank, as Co-Documentation Agents and J.P. Morgan Securities Inc., as Sole Bookrunner and Sole Lead Arranger.
W I T N E S S E T H:
          WHEREAS, the Borrowers, the relevant Loan Parties, the Lenders, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents and the Sole Bookrunner and Sole Lead Arranger are party to the Credit Agreement;
          WHEREAS, the Borrowers and the Lenders are willing to agree to amend and waive certain provisions of the Credit Agreement, including Section 5.09 of the Credit Agreement, as set forth herein, subject to the terms and conditions set forth herein;
          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Borrowers and the Lenders hereby agree as follows:
          SECTION 1. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          SECTION 2. Amendments to the Credit Agreement.
     (a) Amendments to Section 1.01 of the Credit Agreement. (i) The following definitions shall be added to Section 1.01 of the Credit Agreement in the appropriate alphabetical location:
     ““Adjusted One Month LIBOR Rate” means, an interest rate per annum equal to the sum of (i) 2.50% per annum plus (ii) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day); provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day.”
     ““CB Floating Rate” means the Prime Rate; provided that the CB Floating Rate shall never be less than the Adjusted One Month LIBOR Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day). Any change in the CB Floating Rate due to a change in the Prime Rate or the Adjusted One Month LIBOR Rate shall be effective from and including the effective date of such change in the Prime Rate or the Adjusted One Month LIBOR Rate, respectively.”

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     ““CBFR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the CB Floating Rate.”
     (ii) Section 1.01 of the Credit Agreement is hereby further amended by deleting the definitions of “ABR” and “Alternate Base Rate” each in its entirety.
     (iii) Section 1.01 of the Credit Agreement is hereby further amended by deleting the definition of “LIBO Rate” in its entirety and replacing it with the following new definition:
     ““LIBO Rate” means, with respect to any Eurocurrency Borrowing made in dollars or Euros, for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar or Euro deposits, as applicable, in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar or Euro deposits, as applicable, with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which dollar or Euro deposits, as applicable, of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. It is understood and acknowledged that the LIBO Rate with respect to borrowings in dollars may be different from the LIBO Rate with respect to borrowings in Euros.”
          (b) Amendment to Section 2.13(a) of the Credit Agreement. Section 2.13(a) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
     “(a) The Loans comprising each CBFR Borrowing (including each Swingline Loan) shall bear interest at the CB Floating Rate plus the Applicable Rate.”
          (c) Amendment to Section 5.09 of the Credit Agreement. Section 5.09 of the Credit Agreement is hereby amended by deleting the term “A+” and substituting in lieu thereof the term “A-”.
          (d) Amendment to the Credit Agreement. The Credit Agreement is hereby amended by (i) deleting all references therein to the term “ABR” and substituting in lieu thereof the term “CBFR”, and (ii) deleting all references therein to the term “Alternate Base Rate” and substituting in lieu thereof the term “CB Floating Rate”.
          SECTION 3. Waiver to the Credit Agreement. The Lenders hereby waive any Default arising prior to the Amendment Effective Date solely by reason of the failure of the Company to comply with the covenant of the Company, under Section 5.09 of the Credit Agreement, to maintain insurance with a carrier having a financial strength rating of at least A+.
           SECTION 4. Conditions to Effectiveness. (a) This Amendment shall become effective as of the day set forth above (the “Amendment Effective Date”) on the date that (a) the Administrative Agent (through its counsel) shall have received from the Borrowers and the Required Lenders counterparts of

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this Amendment (or a copy thereof by facsimile or electronic transmission) signed on behalf of each such party, (b) the Administrative Agent shall have received from the Borrowers an amendment fee in an amount equal to $15,000.00 for the account of each Lender that has executed and delivered this Amendment on or prior to 12:00 p.m. (Chicago time) on November 7, 2008, and (c) the Administrative Agent shall have received from the Borrowers the fee set forth in the fee letter dated as of November 7, 2008, among the Borrowers and the Administrative Agent.
          SECTION 5. Representation and Warranties; No Default or Event of Default. (a) To induce the Lenders to enter into this Amendment, the Borrowers hereby represent and warrant to the Administrative Agent and the Lenders as of the Amendment Effective Date that the representations and warranties made by each of the Borrowers in and pursuant to the Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.
          (b) No Default or Event of Default shall have occurred and be continuing on and as of the Amendment Effective Date or after giving effect to the effectiveness of this Amendment.
          SECTION 6. No Other Waiver or Amendments. Except as expressly waived, amended, modified and supplemented hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.
          SECTION 7. Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
          (b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile or electronic transmission of the relevant signature pages thereof.
          SECTION 8. Reimbursement of Expenses. The Borrowers agree to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses (including legal fees) incurred in connection with this Amendment.
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

LIBBEY GLASS INC.,
as a Borrower

By:	/s/ Kenneth A. Boerger
Name: Kenneth A. Boerger
Title: VP and Treasurer

LIBBEY EUROPE B.V.,
as a Borrower

By:	/s/ P.T. Buch
Name: P.T. Buch
Title: Managing Director
SIGNATURE PAGE – LIBBEY AMENDMENT

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent with respect to the US Loans and as a Lender

By:	/s/ Lynne Ciaccia
Name: Lynne Ciaccia
Title: Vice President
SIGNATURE PAGE – LIBBEY AMENDMENT

J.P. MORGAN EUROPE LIMITED,
as Administrative Agent with respect to the Netherlands Loans and as a Lender

By:	/s/ Helen Mathie
Name: Helen Mathie
Title:
SIGNATURE PAGE – LIBBEY AMENDMENT

WELLS FARGO FOOTHILL, LLC,
as Co-Documentation Agent and as a Lender

By:	/s/ Matt Harbour
Name: Matt Harbour
Title: Vice President
SIGNATURE PAGE – LIBBEY AMENDMENT

FIFTH THIRD BANK,
as Co-Documentation Agent and as a Lender

By:	/s/ Andrew P. Arton
Name: Andrew P. Arton
Title: Vice President
SIGNATURE PAGE – LIBBEY AMENDMENT

BANK OF AMERICA, N.A., as Syndication Agent and as a Lender
By:	/s/ Monirah J. Masud
	Name:	Monirah J. Masud
	Title:	SVP

UBS LOAN FINANCE LLC,
as a Lender

By:	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director
SIGNATURE PAGE – LIBBEY AMENDMENT

GE BUSINESS FINANCIAL SERVICES, INC.,
as a Lender

By:	/s/ Dwayne Coker
Name: Dwayne Coker
Title: Duly Authorized Signatory
SIGNATURE PAGE – LIBBEY AMENDMENT